UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               January 3, 1998
            ------------------------------------------------------
              Date of Report (Date of earliest event reported)


                            KELLY SERVICES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

                        Commission File Number 0-1088

             Delaware                                        38-1510762
---------------------------------                        -------------------
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

               999 West Big Beaver Road, Troy, Michigan 48084
            ------------------------------------------------------
                  (Address of principal executive offices)
                                 (Zip Code)

                               (248) 362-4444
            ------------------------------------------------------
            (Registrant's telephone number, including area code)

                                  No Change
            ------------------------------------------------------
                 (Former name or former address, if changed
                             since last report.)

Item 1. Change in Control of Registrant

     On January 3, 1998, William Russell Kelly, the founder, Chairman of the Board, and controlling shareholder of Kelly Services, Inc. (the "Company"), died at age 92 at his home in Florida.

     Through a revocable trust of which he was settlor and sole trustee, Mr. Kelly was the beneficial owner of 2,189,840 shares (61.3%) of the Company's outstanding Class B common stock, the only outstanding class entitled to vote for directors. Through the same trust, Mr. Kelly also was the beneficial owner of 14,770,661 shares (42.7%) of the Company's outstanding Class A common stock. The trust which holds these shares became irrevocable at his death; the successor trustees are Mr. Kelly's son, Terence E. Adderley, and NBD Bank, a Michigan banking corporation.

     Under the terms of the agreement governing the trust, the power to vote all voting securities held in trust is shared by the co-trustees, but Mr. Adderley has sole dispositive power over the trust shares of Class B common stock and Class A common stock. He also is one of the main beneficiaries of the trust and in that capacity is to receive a distribution of a substantial portion of the trust's assets, which the trust agreement contemplates will be made primarily in shares of Class B common stock.

     Already the Chief Executive Officer and a director of the Company, Mr. Adderley now also has been appointed by the Company's Board of Directors to succeed his father as Chairman of the Board.

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Kelly Services, Inc.
                                             (Registrant)

Date: January 20, 1998                  s/ P. K. Geiger
                                           P. K. Geiger
                                           Senior Vice President and
                                           Chief Financial Officer